Exhibit 99.1

ALIMENTATION COUCHE-TARD AND CROSSAMERICA ANNOUNCE THE CLOSING OF THE SECOND TRANSACTION IN A SERIES OF ASSET EXCHANGES

-	Alimentation Couche-Tard Inc. (“Couche-Tard”) has transferred to CrossAmerica 56 U.S. company-operated convenience and fuel retail stores (the “Circle K stores”)
-	CrossAmerica has transferred to Couche-Tard the real property for 19 U.S. company-operated convenience and fuel retail stores currently leased and operated by Couche-Tard
-	This is the second exchange of assets in a series of transactions announced by Couche-Tard and CrossAmerica in December 2018
-	Each transaction is anticipated to be accretive to CrossAmerica’s distributable cash flow

Laval, Québec, Canada and Allentown, PA, United States, September 5, 2019 – Alimentation Couche-Tard Inc. (“Couche-Tard”) (TSX: ATD.A) (TSX:ATD.B), through Circle K Stores Inc., its wholly-owned subsidiary (“Circle K”), and CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”) today announced an exchange of assets that is the second in a series of transactions under an Asset Exchange Agreement executed in December 2018.

As part of this second transaction, Couche-Tard transferred to CrossAmerica 56 (51 fee and 5 leased) U.S. company-operated convenience and fuel retail stores having an aggregate value of approximately US$50.2 million. In exchange, CrossAmerica transferred to Couche-Tard assets having an aggregate value of approximately US$51.4 million. These CrossAmerica assets include the real property for 19 master lease properties.

Previous expectations were that the exchange of assets would occur in a series of transactions over a period of up to 24 months. However, it is now anticipated that the remaining exchange of assets will be completed in a series of transactions by no later than the end of the first quarter of calendar year 2020 with most being completed before the end of 2019. The closing of each asset exchange transaction is subject to closing conditions set forth in the Asset Exchange Agreement. It continues to be expected that there will be no additional funding required as part of these transactions. CrossAmerica also expects these transactions will be accretive to distributable cash flow.

Gerardo Valencia, CEO and President of CrossAmerica, stated, “We are very pleased with the process we have established to make this a smooth and fast transaction, and continue to collaborate with Alimentation Couche-Tard for future ones. I am very proud of our team as we are implementing the process at a faster pace than we anticipated and expect to have the majority of the remaining sites exchanged by year-end.”

In December 2018, Couche-Tard announced that it agreed to transfer to CrossAmerica 192 (162 fee and 30 leased) U.S. company-operated convenience and fuel retail stores having an aggregate value of approximately US$184.5 million in exchange for assets having an aggregate value of approximately US$184.5 million. These assets include the real property for 56 U.S. company-operated convenience and fuel retail stores currently leased and operated by Couche-Tard pursuant to a master lease that CrossAmerica previously purchased jointly with or from CST Brands Inc. (the “master lease properties”), and 17 company-operated convenience and fuel retail stores currently operated by CrossAmerica located in the U.S. Upper Midwest (the “Upper Midwest properties”).

Prior to the exchange, Couche-Tard executed dealer agreements for the Circle K stores transferred to CrossAmerica, including leases and fuel supply agreements, with independent dealers who will lease and operate the stores after the exchange. These agreements were assigned to CrossAmerica as part of the exchange. In addition, Couche-Tard and CrossAmerica entered into a Sub-Jobber Agreement pursuant to which Couche-Tard will supply fuel to CrossAmerica for resale to the dealers at those 56 stores after the exchange. The terms of the Sub-Jobber Agreement were unanimously approved by the independent Conflicts Committee of the board of the Partnership’s general partner in December 2018 at the time when the terms of the Asset Exchange Agreement were approved. The existing fuel supply arrangements for the 19 master lease properties will remain unchanged.

CrossAmerica will be filing a Form 8-K with the Securities and Exchange Commission providing additional details of the exchange.

About Alimentation Couche-Tard Inc.

Couche-Tard is the leader in the Canadian convenience store industry. In the United States, it is the largest independent convenience store operator in terms of the number of company-operated stores. In Europe, Couche-Tard is a leader in convenience store and road transportation fuel retail in the Scandinavian countries (Norway, Sweden and Denmark), in the Baltic countries (Estonia, Latvia and Lithuania), as well as in Ireland and also has an important presence in Poland. For more information on Alimentation Couche-Tard Inc. or to consult its quarterly Consolidated Financial Statements and Management Discussion and Analysis, please visit: https://corpo.couche-tard.com.

About CrossAmerica Partners LP

CrossAmerica Partners LP is a leading wholesale distributor of motor fuels and owner and lessor of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of Alimentation Couche-Tard Inc. Formed in 2012, CrossAmerica is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to approximately 1,300 locations and owns or leases over 1,000 sites. With a geographic footprint covering 34 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.

Contacts:

Investor Relations

Alimentation Couche-Tard Inc.: Jean-Marc Ayas, Manager, Investor Relations, 450-662-6632, ext. 4619

CrossAmerica Partners LP: Evan Smith, Chief Financial Officer, 210-742-8314

Media Relations

Alimentation Couche-Tard Inc.: Laurence Myre Leroux, Advisor, Global Communications, 450-662-6632, ext. 4112 or communication@couche-tard.com

Cautionary Statement Regarding Forward-Looking Statement

The statements set forth in this press release, which describes Couche-Tard’s objectives, projections, estimates, expectations or forecasts, may constitute forward-looking statements within the meaning of securities legislation. Positive or negative verbs such as "believe”, “can”, “shall”, “intend”, “expect”, "estimate”, “assume” and other related expressions are used to identify such statements. Couche-Tard would like to point out that, by their very nature, forward-looking statements involve risks and uncertainties such that its results, or the measures it adopts, could differ materially from those indicated in or underlying these statements, or could have an impact on the degree of realization of a particular projection. Major factors that may lead to a material difference between Couche-Tard’s actual results and the projections or expectations set forth in the forward-looking statements include the effects of the integration of acquired businesses and the ability to achieve projected synergies, fluctuations in margins on motor fuel sales, competition in the convenience store and retail motor fuel industries, exchange rate variations, and such other risks as described in detail from time to time in the reports filed by Couche-Tard with securities regulatory authorities in Canada. Unless otherwise required by applicable securities laws, Couche-Tard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking information in this release is based on information available as of the date of the release.

Statements contained in this release that state CrossAmerica’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available on CrossAmerica’s website at www.crossamericapartners.com. CrossAmerica undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.